Thistle Group Holdings, Co.

NEWS                                 Contacts:  Jef McGill, CEO
                                                Pam Cyr, Chief Financial Officer
RELEASE                                         6060 Ridge Avenue
                                                Philadelphia, PA  19128
                                     Phone:     215-483-3777
                                     Fax:       215-483-1038
                                     Web:       RMBgo.com




THISTLE GROUP HOLDINGS, CO.  ANNOUNCES SECOND QUARTER 2003 EARNINGS

Philadelphia, PA, July 17, 2003 - (NASDAQ:THTL) Thistle Group Holdings, Co., the holding company for Roxborough Manayunk Bank ("RMB"), (collectively, the "Company") today announced 2003 second quarter net income of $1.0 million, or $.21 diluted earnings per share as compared to net income of $1.3 million or $.22 diluted earnings per share for the quarter ended June 30, 2002. Net income for the six months ended June 30, 2003 was $2.4 million or $.48 diluted earnings per share as compared to net income of $2.4 million or $.40 diluted earnings per share for the six months ended June 30, 2002.

Net income for the quarter decreased by $340,000 or $.07 diluted earnings per share from the quarter ended March 31, 2003. Set forth below is the Company's earnings information for the quart er ended June 30, 2003 as compared to the quarter ended March 31, 2003. (the "Linked Quarter Highlights")

                            LINKED QUARTER HIGHLIGHTS
                             (Dollars in Thousands)
--------------------------------------------------------------------------------
                               QTR           QTR         INCREASE    % INCREASE
                             6/30/03       3/31/03      (DECREASE)    (DECREASE)
--------------------------------------------------------------------------------
Interest Income             $ 10,262      $ 10,622      $   (360)         (3.4%)
--------------------------------------------------------------------------------
Interest Expense               5,581         5,562            19            .3%
--------------------------------------------------------------------------------
Net Interest Income            4,681         5,060          (379)         (7.5%)
--------------------------------------------------------------------------------
Provision for loan losses        320           397           (77)        (19.4%)
--------------------------------------------------------------------------------
Non-interest Income            1,442         1,139           303          26.6%
--------------------------------------------------------------------------------
Non-interest Expense           4,545         4,078           467          11.4%
--------------------------------------------------------------------------------
Net Income                     1,031         1,371          (340)        (24.8%)
--------------------------------------------------------------------------------
Cash and cash equivalents     66,262        26,276        39,986         152.2%
--------------------------------------------------------------------------------
Loans                        320,255       310,858         9,397           3.0%
--------------------------------------------------------------------------------
Deposits                     549,975       505,026        44,949           8.9%
--------------------------------------------------------------------------------
Stockholders' Equity          76,320        77,037          (717)          (.9%)
--------------------------------------------------------------------------------

o Net income decreased due to a decrease in net interest income of $379,000 and an increase in non-interest expense of $467,000, partially offset by an increase in non-interest income of 303,000.

o Net interest income decreased $379,000 primarily as a result of a decrease in interest income on mortgage-backed securities offset somewhat by an increase in interest income on loans. The mortgage-backed securities portfolio experienced rapid repayments during the second quarter. As a result, the average yield on the portfolio decreased 58 basis points as funds were reinvested at lower rates.

o Non-interest income for the quarter increased $303,000 due mainly to gains on the sale of securities.

o Non-interest expense increased $467,000 or 11% quarter over quarter. The increase was the result of increases in salaries and employee benefits and other operating expenses. The increase in salaries and employee benefits was due to an increase in the number of employees and incentive compensation tied to deposit growth goals. The increase in other was due to increased operating costs including telephone, security, postage, supplies and information technology-related expenses.

o Cash and cash equivalents increased $40.0 million as a result of the increase in customer deposits and to the proceeds from the sale of certain low yielding mortgage-backed securities during the quarter. Given the current market environment, the Company did not feel compelled to immediately reinvest its liquidity.

o Loans receivable increased $9.4 million or 3% over the prior quarter despite continued heavy prepayments. Repayments, including prepayments, were $48.7 million for the quarter ended June 30, 2003 versus $36.2 million for the first quarter of 2003. Originations totaled $66.4 million for the quarter ended June 30, 2003 versus $47.4 million for the first quarter of 2003.

o Deposits increased $44.9 million for the quarter. Core deposits (checking, money market, and passbook) increased $29.8 million and certificates increased by $15.2 million. Much of the increase was attributable to the opening of RMB's 14th banking office in Havertown, PA, as well as the continued focus on increasing low cost commercial and retail deposit relationships.

                      SUMMARY OF 2003 CONSOLIDATED RESULTS

Net income for the quarter ended June 30, 2003 decreased $285,000 or 21.7% over the quarter ended June 30, 2002. Net income for the six months ended June 30, 2003 decreased $45,000 or 1.8% over the six months ended June 30, 2002.

Net interest income for the quarter ended June 30, 2003 decreased $177,000 or 3.6% over the quarter ended June 30, 2002. Net interest income for the six months ended June 30, 2003 increased $184,000 or 1.9% over the six months ended June 30, 2002.

Interest income for the quarter ended June 30, 2003 decreased $516,000 or 4.8% over the quarter ended June 30, 2002, primarily due to a decrease in the average yield on interest-earning assets of 82 basis points, partially offset by an increase in the average balance of $72.8 million. Interest expense for the quarter ended June 30, 2003 decreased $339,000 or 5.7% over the quarter ended June 30, 2002 due to a decrease in the average cost of funds on interest-bearing liabilities of 63 basis points, partially offset by an increase in the average balance of $74.4 million.

Interest income for the six months ended June 30, 2003 decreased $422,000 or 2.0% over the six months ended June 30, 2002, primarily due to a decrease in the average yield on interest-earning assets of 80 basis points, partially offset by an increase in the average balance of $86.8 million. Interest expense for the six months ended June 30, 2003 decreased $606,000 or 5.2% over the six months ended June 30, 2002 due to a decrease in the average cost of funds on interest-bearing liabilities of 66 basis points, partially offset by an increase in the average balance of $89.4 million.

The provision for loan losses for the quarter and six months ended June 30, 2003 increased $120,000 and $367,000, respectively, over the quarter and six months ended June 30, 2002. The Company's allowance for loan losses as a percentage of loans was .91% at June 30, 2003 versus .70% at June 30, 2002. Loans classified substandard were $2.9 million at June 30, 2003 versus $464,000 at June 30, 2002.

Non-interest income for the quarter ended June 30, 2003 increased $493,000 over the quarter ended June 30, 2002 primarily due to gains on the sale of securities offset by a decrease in trading revenues at TGH Securities, the Company's wholly-owned subsidiary. The decrease in trading revenues is a direct result of a reduction in trading activity due to the current interest rate environment.

Non-interest income for the six months ended June 30, 2003 increased $1.0 million over the six months ended June 30, 2002 primarily due to gains on the sale of securities.

Non-interest expense for the quarter ended June 30, 2003 increased $532,000 or 13.3% over the quarter ended June 30, 2002 due mainly to increases in occupancy and equipment costs and other operating expenses of $103,000 and $351,000, respectively. Such costs represent increases in maintenance and depreciation expense and other operating expenses including telephone, security, postage, supplies and information technology-related expenses.

Non-interest expense for the six months ended June 30, 2003 increased $828,000 or 10.6% over the six months ended June 30, 2002 due mainly to increases in salaries and employee benefits, occupancy and equipment costs, and other operating expenses of $176,000, $191,000 and $400,000, respectively. The increase in salaries and employee benefits is due primarily to additional personnel and normal salary increases offset by a decrease in compensation for TGH Securities, which is directly related to the decrease in its trading revenues. The increase in occupancy and equipment costs is due to increases in maintenance and depreciation expense. The increase in other operating expense is due to increases in operating expenses including telephone, security, postage, supplies and information technology-related expenses.

Total assets decreased $10.3 million to $847.2 million at June 30, 2003, from $857.4 million at December 31, 2002. Trading securities decreased $31.9 million , which also resulted in a corresponding decrease in payable to brokers and dealers. Cash and cash equivalents increased $41.6 million as a result of proceeds from the sale of securities and an increase in deposits due to the opening of a new banking office at the end of the second quarter of 2003. Mortgage-backed securities decreased $39.5 million due mainly to repayments and sales of $91.7 million and $66.8 million, respectively, partially offset by purchases of $125.0 million. Loans increased $20.3 million. Deposits increased $57.1 million due to the opening of a new banking office as well as the continued focus on collecting low cost core deposits. FHLB advances decreased $34.0 million due to the repayment of overnight advances. Stockholders' equity decreased $79,000 primarily due to net income of $2.4 million offset by a decrease in accumulated other comprehensive income of $1.3 million, treasury stock purchases of $634,000 and dividends paid of $906,000.


Statements contained in this news release which are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                           THISTLE GROUP HOLDINGS, CO.
              SELECTED UNAUDITED CONSOLIDATED FINANCIAL INFORMATION
            (Dollars in thousands, except per share data and ratios)


                                                  Three Months Ended       Six Months Ended
                                                       June 30,                 June 30,
                                                  2003         2002 (2)     2003         2002 (2)
                                               ---------    ---------    ---------    ---------
Operating Data:
Interest Income                               $   10,262   $   10,778   $   20,884   $   21,306
Interest Expense                                   5,581        5,920       11,143       11,750
Net Interest Income                                4,681        4,858        9,741        9,556
Provision for loan losses                            320          200          717          350
Non-interest income                                1,442          949        2,581        1,551
Non-interest expense                               4,545        4,013        8,623        7,794
Income before income taxes                         1,258        1,594        2,982        2,963
Income tax expense                                   227          278          580          516
Net income                                         1,031        1,316        2,402        2,447
Earnings per share - basic                    $     0.21   $     0.22   $     0.50   $     0.40
Earnings per share - diluted                  $     0.21   $     0.22   $     0.48   $     0.40
Total shares outstanding                       5,224,825    5,367,655    5,224,825    5,367,655
Weighted average diluted shares outstanding    4,983,312    6,037,151    4,975,386    6,116,971


                                                         6/30/03        12/31/02
                                                         -------        --------
Balance Sheet Data:
Total assets                                           $ 847,159       $ 857,422
Cash                                                      66,262          24,660
Total securities                                         406,179         479,524
Loans, net                                               320,255         299,963
Total Liabilities                                        760,839         771,023
Deposits                                                 549,975         492,880
FHLB advances                                            186,884         220,884
Redeemable preferred securities                           10,000          10,000
Total equity                                              76,320          76,399
Tangible book value per share (3)                          13.14           13.07
Book value per share                                       14.61           14.53


                                                                Three Months Ended               Six Months Ended
                                                                     June 30,                        June 30,
                                                               2003           2002 (2)          2003         2002 (2)
                                                               ----           --------          ----         --------
Selected Ratios:
Return on average assets (1)                                    .49%             .70%            .58%           .66%
Return on average equity (1)                                   5.36             6.12            6.24           5.67
Yield on average interest-earning assets (1)                   5.32             6.14            5.48           6.28
Cost of average interest-bearing liabilities (1)               3.03             3.66            3.05           3.71
Net interest rate spread (1)                                   2.29             2.48            2.43           2.56
Net interest margin (1)                                        2.53             2.82            2.66           2.91
Allowance for loan losses to total average loans                .91              .70             .93            .73
Allowance for loan losses as a
  percent of non-performing loans (4)                           321%             436%            321%           436%
Nonperforming loans to total loans (4)                          .28              .16             .28            .16
Nonperforming assets to total assets (4)                        .28              .32             .28            .32

(1) Ratios for the three and six month periods ended are annualized and yields were adjusted for the effects of tax-free investments using the statutory tax rate.
(2) As required by SFAS No. 147, the Company retroactively ceased amortization of goodwill beginning January 1, 2002 and restated earnings for three and six months ended June 30, 2002. The Company previously reported net income for the three and six months ended June 30, 2002 of $1,135 and $2,127, respectively, which included amortization net of tax of $144 and $293, respectively.
(3) Tangible book value per share represents stockholders' equity less goodwill divided by the number of shares issued and outstanding.
(4) Nonperforming loans exclude loans restructured and performing under their modified terms.

Thistle Group Holdings, Co. is a unitary thrift holding company headquartered in Philadelphia, Pennsylvania. Its principal subsidiary, Roxborough Manayunk Bank is a federally chartered stock savings bank serving customers through a growing network of Banking Offices in the counties of Philadelphia, Montgomery, Chester and Delaware in Pennsylvania and in Wilmington, Delaware and through its transactional Web site at www.RMBgo.com.
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